Exhibit 1

Eisner                                      Richard A. Eisner & Company, LLP
                                            Accountants and Consultants

                                            575 Madison Avenue
                                            New York, NY  10022-2597
                                            Tel  212.355.1700  Fax 212.355.2414
                                            www.eisnerllp.com


May 17, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   Internet Commerce Corporation
      File Ref. No. 000-24996

We were previously the independent auditors for Internet Commerce Corporation; under the date of September 30, 1999, we reported on the financial statements of Internet Commerce Corporation as of July 31, 1999 and for the year then ended. On May 16, 2000, we were informed that we were being replaced as the Company's independent auditor. We have read the statements included under Item 4 of Form 8-K dated May 15, 2000 of Internet Commerce Corporation and we agree with such statements.

Very truly yours,


/s/ Richard A. Eisner & Company, LLP